Exhibit 99.3

UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of Hyliion Holdings Corp. (f/k/a Tortoise Acquisition Corp.). (“Tortoise”) present the combination of the financial information of Tortoise and Hyliion Inc. (“Hyliion”) adjusted to give effect to the merger of Hyliion with and into a wholly-owned subsidiary of Tortoise (the “Business Combination”) and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of Tortoise and the historical balance sheet of Hyliion on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, combine the historical statements of operations of Tortoise and Hyliion for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

●	the merger of Hyliion with and into SHLL Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Tortoise (“Merger Sub”), with Hyliion surviving the merger as a wholly-owned subsidiary of Tortoise;

●	the issuance and sale of 30,750,000 shares of Class A Common Stock of Tortoise for a purchase price of $10.00 per share and an aggregate purchase price of $307.5 million in a private placement (the “PIPE Financing”) pursuant to Subscription Agreements and the issuance and sale of 1,750,000 Forward Purchase Units at $10.00 per unit, consisting of one share of Class A Common Stock and one-half of one warrant, for a total of 1,750,000 shares of Class A Common Stock and 875,000 warrants and an aggregate purchase price of $17.5 million;

●	the conversion of all of Hyliion’s redeemable convertible preferred stock and its convertible notes payable into Hyliion common stock; and

●	the conversion of all outstanding Hyliion shares and stock options into Class A Common Stock totaling 100,000,000 shares.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on Tortoise’s results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of Tortoise as of and for the year ended December 31, 2019 and the related notes as included in Tortoise’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on September 8, 2020 (the “Proxy Statement”), each of which is incorporated by reference;

●	the historical unaudited consolidated financial statements of Tortoise as of and for the nine months ended September 30, 2020 and the related notes, each of which is included in the Proxy Statement and isincorporated by reference;

●	the historical audited financial statements of Hyliion as of and for the year ended December 31, 2019 and the related notes, each of which is included in the Proxy Statement and is incorporated by reference; and

●	the historical unaudited financial statements of Hyliion as of and for the nine months ended September 30, 2020 and the related notes, each of which is included in Exhibit 99.[1] to the Current Report on Form 8-K/A to which this Exhibit is filed and which is incorporated by reference; and

●	other information relating to Tortoise and Hyliion contained in the Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “Proposal No. 1 - The Business Combination Proposal.”

Pursuant to Tortoise’s amended and restated certificate of incorporation as in effect immediately prior to the Business Combination, Public Stockholders (as defined in the Proxy Statement) were offered the opportunity to redeem, upon the closing of the Business Combination, shares of Tortoise Class A Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account (as defined in the Proxy Statement).

Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, Tortoise is treated as the acquired company and Hyliion is treated as the acquirer for financial statement reporting purposes. Hyliion has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Hyliion’s existing shareholders have the greatest voting interest in the combined entity with over 61% voting interest;

●	Hyliion’s directors represent four of the seven board seats for the combined company’s board of directors;

●	Hyliion’s existing shareholders have the ability to control decisions regarding election and removal of directors and officers of the combined entity’s executive board of directors; and

●	Hyliion’s senior management is the senior management of the combined company.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Tortoise following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(in thousands, except share and per share data)

		Hyliion
	Tortoise	Hyliion	Hyliion		Hyliion	Pro Forma		Pro Forma
	Historical	Historical	Adjustments	Notes	Pro Forma	Adjustments	Notes	Combined
Assets
Cash	$117,102	$7,565	$-		$7,565	$236,484	(2) a	$533,771
						(29,225)	(2) b
						201,879	(2) c
						(34)	(2) d
Trade receivables, net	-	15	-		15	-		15
Prepaid expenses and other current assets	91	1,085	-		1,085	-		1,176
Total current assets	117,193	8,665	-		8,665	409,104		534,962
Cash and marketable securities held in Trust Account	236,484	-	-		-	(236,484)	(2) a	-
Property and equipment, net	-	1,126	-		1,126	-		1,126
Operating lease right of use assets	-	4,254	-		4,254	-		4,254
Intangible assets	-	356	-		356	-		356
Deferred transaction expenses	-	4,306	-		4,306	(4,306)	(2) b	-
Other assets	-	209	-		209	-		209
Non-current assets	236,484	10,251	-		10,251	(240,790)		5,945
Total assets	$353,677	$18,916	$-		$18,916	$168,314		$540,907

Liabilities
Accounts payable	3,727	4,499	-		4,499	-		8,226
Accrued franchise tax	30	-	-		-	-		30
Due to private placement investors	117,100	-	-		-	(117,100)	(2) c	-
Note payable to Sponsor	120	-	-		-	-		120
Convertible notes payable derivative liabilities	-	4,745	(4,745)	(1) a	-	-		-
Current portion of operating lease liabilties	-	751	-		751	-		751
Current portion of convertible debt	-	28,477	(28,339)	(1) a	138	-		138
Accrued expenses and other current liabilities	508	891	-		891	-		1,399
Total current liabilities	121,485	39,363	(33,084)		6,279	(117,100)		10,664
Deferred underwriting fee payable	8,128	-	-		-	(8,128)	(2) b	-
Deferred legal fees payable	150	-	-		-	(150)	(2) b	-
Operating lease liability, net of current portion	-	4,253	-		4,253	-		4,253
Convertible notes payable derivative liabilities, net of current portion	-	7,620	(7,620)	(1) a	-	-		-
Convertible debt, net of current portion	-	4,132	6,834	(1) a	10,966	-		10,966
Non-current liabilities	8,278	16,005	(786)		15,219	(8,278)		15,219
Total liabilities	129,763	55,368	(33,870)		21,498	(125,378)		25,883

Commitments

Common Stock subject to possible redemptions	218,914	-	-		-	(218,914)	(2) d	-
Redeemable convertible preferred stock	-	25,787	(25,787)	(1) a	-	-		-

Equity
Preferred Stock	-	-	-		-	-		-
Common Stock, $0.0001 par value; 200,000,000 shares authorized; 1,409,542 shares issued and outstanding (excluding 21,891,375 shares subject to possible redemption) as of September 30, 2020	-	-	-		-	-		-
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,825,230 shares issued and outstanding as of September 30, 2020	1	-	-		-	(1)	(2) d	-
Common Stock	-	27	(17)	(1) a	10	6	(2) c	16
Additional paid in capital	7,424	5,367	65,013	(1) a	70,380	(25,253)	(2) b	587,980
						318,973	(2) c
						216,456	(2) d
Retained earnings (accumulated deficit)	(2,425)	(67,633)	(5,339)	(1) a	(72,972)	2,425	(2) d	(72,972)
Total equity	5,000	(62,239)	59,657		(2,582)	512,606		515,024
Total liabilities and stockholders’ equity	353,677	18,916	-		18,916	168,314		540,907

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share data)

	Tortoise	Hyliion	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$-	$-	$-		$-
Cost of operations	-	-	-		-
Gross profit	-	-	-		-
Operating expenses
Research and development expenses	-	(9,269)	-		(9,269)
Selling, general and administrative expenses	(465)	(2,730)	-		(3,195)
Administrative expenses - related party	(100)	-	-		(100)
Franchise tax expense	(200)	-	-		(200)
Depreciation and amortisation	-	-	-		-
Operating profit	(765)	(11,999)	-		(12,764)
Interest and financing costs
Interest expense	-	(3,260)	3,207	(1) a	(53)
Change in fair value of convertible notes payable derivative liabilities	-	1,119	(1,119)	(1) a	-
Other	-	27	-		27
Investment income from investments held in Trust Account	3,857	-	(3,857)	(1) b	-
Total interest and financing	3,857	(2,114)	(1,769)		(26)
Income (loss) before income taxes	3,092	(14,113)	(1,769)		(12,790)
Income tax expense	(768)	-	768	(1) c	-
Net income (loss)	2,324	(14,113)	(1,001)		(12,790)
Cumulative dividends on convertible preferred stock	-	(1,702)	1,702	(1) d	-
Net loss attributable to common stockholders	$2,324	$(15,815)	$701		$(12,790)
Weighted average share outstanding
Basic			161,622,839	(1) e	161,622,839
Diluted			161,622,839	(1) e	161,622,839
Income (loss) per share attributable to common stockholders
Basic					$(0.08)
Diluted					$(0.08)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands, except share and per share data)

	Tortoise	Hyliion	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$-	$-	$-		$-
Cost of operations	-	-	-		-
Gross profit	-	-	-		-
Operating expenses
Research and development expenses	-	(8,134)	-		(8,134)
Selling, general and administrative expenses	(5,233)	(3,705)	-		(8,938)
Administrative expenses - related party	(90)	-	-		(90)
Franchise tax expense	(150)	-	-		(150)
Depreciation and amortisation	-	-	-		-
Operating profit	(5,473)	(11,839)	-		(17,312)
Interest and financing costs
Interest expense	-	(5,458)	5,449	(1) a	(9)
Change in fair value of convertible notes payable derivative liabilities	-	(1,358)	1,358	(1) a	-
Other	-	(12)	-		(12)
Investment income from investments held in Trust Account	886	-	(886)	(1) b	-
Total interest and financing	886	(6,828)	5,921		(21)
Income (loss) before income taxes	(4,587)	(18,667)	5,921		(17,333)
Income tax expense	(162)	-	162	(1) c	-
Net income (loss)	(4,749)	(18,667)	6,083		(17,333)
Cumulative dividends on convertible preferred stock	-	(1,337)	1,337	(1) d	-
Net loss attributable to common stockholders	$(4,749)	$(20,004)	$7,420		$(17,333)
Weighted average share outstanding
Basic			161,622,839	(1) e	161,622,839
Diluted			161,622,839	(1) e	161,622,839
Income (loss) per share attributable to common stockholders
Basic					$(0.11)
Diluted					$(0.11)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Tortoise is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Hyliion issuing stock for the net assets of Tortoise, accompanied by a recapitalization. The net assets of Tortoise are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated on September 30, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, give pro forma effect to the Business Combination as if it had been consummated on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	Tortoise’s unaudited consolidated balance sheet as of September 30, 2020 and the related notes, which is included in the Proxy Statement and incorporated by reference; and

●	Hyliion’s unaudited balance sheet as of September 30, 2020 and the related notes, which is attached as an exhibit to this filing and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

●	Tortoise’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is included in the Proxy Statement and incorporated by reference ; and

●	Hyliion’s audited statement of operations for the year ended December 31, 2019 and the related notes, which is included in the Proxy Statement and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

●	the historical unaudited consolidated financial statements of Tortoise as of and for the nine months ended September 30, 2020 and the related notes, each of which is included in the Quarterly Report on Form 10-Q for such period filed with the SEC on the date hereof and incorporated by reference;

●	the historical unaudited financial statements of Hyliion as of and for the nine months ended September 30, 2020 and the related notes, which are attached as an exhibit to this filing and are incorporated by reference; and

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Tortoise and Hyliion.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Tortoise and Hyliion have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(1)	Represents pro forma adjustments to Hyliion:

a	Reflects the conversion of all of Hyliion’s redeemable convertible preferred stock and its convertible notes payable into Class A Common Stock and the conversion of all outstanding Hyliion shares and stock options into Class A Common Stock totaling 100,000,000 shares. Includes the elimination of the convertible notes payable derivative liabilities and the expensing of the discount on the convertible notes payable.

(2)	Represents pro forma adjustments to the condensed combined balance sheet:

a	Reflects the reclassification of cash and investments held in the Trust Account that becomes available following the Business Combination.

b	Represents transaction costs of approximately $33.5 million incurred in consummating the Business Combination. Includes legal, financial advisory and other professional fees related to the Business Combination. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are deemed to not have a continuing impact on the results of the post-combination company.

c	Reflects the net proceeds of $319.0 million ($325.0 million gross less $6.0 million in fees) from the issuance and sale of 30,750,000 shares of Class A Common Stock at $10.00 per share in the PIPE Financing pursuant to Subscription Agreements and the issuance and sale of 1,750,000 Forward Purchase Units at $10.00 per unit, with each unit consisting of one share of Class A Common Stock and one-half of one warrant, pursuant to a Forward Purchase Agreement. As of September 30, 2020, Tortoise received $117.1 million of the $325.0 proceeds from the PIPE Financing. Therefore the net adjustment is $201.9 million.

d	Reflects a pro forma adjustment for the reorganization of the equity section and actual redemptions of 3,308 common stock shares subsequent to September 30, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)	The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are as follows:

a	Represents pro forma adjustment to eliminate interest expense and change in fair value of convertible notes payable derivative liabilities related to the debt converted into Class A Common Stock in the Business Combination.

b	Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account.

c	We have incurred income tax expense primarily related to investment income held in the Trust Account. We are eliminating this income tax expense because this income tax expense will not be incurred if the business combination was consummated on January 1, 2019.

d	Represents pro forma adjustment to eliminate cumulative dividends on convertible preferred stock converted into Class A Common Stock in the Business Combination.

e	Represents the increase in the weighted average shares outstanding due to the issuance of Class A Common Stock (and redemptions) in connection with the Business Combination.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

Weighted average shares calculation, basis and diluted
Tortoise shares	29,126,147
Shares issued in Business Combination	100,000,000
PIPE Financing and Forward Purchase Agreement shares	32,500,000
Redemptions	(3,308)
Weighted average shares outstanding	161,622,839

	Assuming No Redemptions	Assuming Maximum Redemptions
Weighted average shares calculation, basis and diluted
Tortoise shares	29,126,147	29,126,147
Shares issued in business combination	100,000,000	100,000,000
PIPE Financing and Forward Purchase Agreement shares	32,500,000	32,500,000
Redemptions	-	(23,300,917)
Weighted average shares outstanding	161,626.147	138,325,230